Exhibit 10.32

                                                                  Execution Form

                            SECOND EXCHANGE AGREEMENT

      THIS SECOND EXCHANGE AGREEMENT (this "Agreement"), dated as of May 28, 2003, is entered into by and among Diomed Holdings, Inc., a Delaware corporation, with headquarters located at One Dundee Park, Andover, MA 01810 (the "Company"), Diomed, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Diomed"), each entity named on the signature page hereto as a Note Purchaser (each, a "Note Purchaser") and Gibralt US, Inc., a Colorado corporation (the "Designated Note Purchaser"). Capitalized terms used herein shall have their respective meanings set forth in Schedule I attached hereto, unless the context clearly indicates otherwise.

                              W I T N E S S E T H:

      WHEREAS, the Company, Diomed, the Note Purchasers and the Designated Note Purchaser are executing and delivering this Agreement and the other Documents in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and Section 4(2) of the 1933 Act; and

      WHEREAS, in a bridge financing transaction (the "December 2002 Financing") pursuant to the Note Purchase Agreement, dated as of December 27, 2002 (the "Note Agreement"), by and among the Company, Diomed, the Note Purchasers and the Designated Note Purchaser, the Company sold to the Note Purchasers (i) an aggregate principal amount of $1,000,000 of Class A Secured Notes due January 1, 2004 of Diomed (the "Class A Notes"), and (ii) an aggregate principal amount of $1,000,000 of Class B Unsecured Notes due January 1, 2004 of Diomed (the "Class B Notes," and, together with the Class A Notes, the "December 2002 Notes"); and

      WHEREAS, as part of the December 2002 Financing, the Company issued to the Note Purchasers warrants to purchase an aggregate of 8,333,333 shares of Common Stock (the "Warrants"), upon the terms and subject to the conditions of the Warrants and the Note Agreement; and

      WHEREAS, the Company, Diomed, the Note Purchasers and the Designated Note Purchaser have modified the terms of the December 2002 Financing pursuant to the Exchange Agreement, dated as of April 22, 2003, by and among the Company, Diomed, the Note Purchasers and the Designated Note Purchaser (the "First Exchange Agreement"), such that (i) in consideration for 20 shares of the Company's Class C Convertible Preferred Stock (the "Exchange Conversion Shares") convertible into an aggregate of 18,092,849 shares of Common Stock issued by the Company to the Note Purchasers, the Company's Class A Notes and Class B Notes were exchanged for an equal principal amount of the Company's Class C Secured Notes due January 1, 2004, and (ii) in consideration for 24 Exchange Conversion Shares convertible into an aggregate of 9,024,391 shares of Common Stock (the "Warrant Exchange Shares"), the

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Warrants were surrendered to the Company for cancellation in accordance with the terms and conditions of the First Exchange Agreement (such transactions being collectively referred to as the "First Exchange Transaction"); and

      WHEREAS, as a result of information received by the Company as to prevailing expectations among investors that might be interested in investing capital in the Company, the Company and Diomed have determined that it had become essential to extend the maturity of the Class C Notes to January 1, 2006 and to limit in certain respects the collateral securing the Company's obligations under the Class C Notes; and

      WHEREAS, in light of the foregoing considerations, the Company and Diomed have proposed to the Note Purchasers that the terms of the First Exchange Transaction be further modified pursuant to this Agreement (the "Second Exchange Transaction"), such that (i) the Class C Notes shall be exchanged for an equal principal amount of Class E Secured Notes due January 1, 2006 of Diomed, substantially in the form attached hereto as Exhibit A (the "Class E Notes"), and (ii) the Amended and Restated Security Agreement in the form of the Second Amended and Restated Security Agreement (the "Second Amended and Restated Security Agreement") substantially in the form of Exhibit B to amend and restate the collateral that secures the Class E Notes and the Class D Notes; and

      WHEREAS, contemporaneously with the execution of this Agreement, in order to effect certain limitations on the collateral securing the Company's obligations under the Class C Notes, each of the Company, Diomed and the Designated Note Purchaser have executed and delivered the Second Amended and Restated Security Agreement; and

      WHEREAS, as a result of information received by the Company as to prevailing expectations among investors that might be interested in investing capital in the Company, the Company and Diomed have determined that it was essential to induce to holders of the Class D Notes to eliminate the indebtedness represented by the Class D Notes and participate in the Contemplated Equity Financing of the Company by converting their Class D Notes into that round, thereby investing on the same terms and conditions as third party investors; and

      WHEREAS, in light of the foregoing considerations, the Company and Diomed have proposed to the Lenders under the Secured Loan Agreement that the terms of the Secured Loan Agreement be modified pursuant to an Amendment to the Secured Loan Agreement substantially in the form attached hereto as Exhibit C (the "Secured Loan Agreement Amendment") such that the Lenders are obligated to convert the Class D Notes upon consummation of the Contemplated Equity Financing (as more specifically described in Section 1(b)); and

      WHEREAS, the Company and Diomed on the one hand, and the Lenders under the Amended Loan Agreement, on the other hand, desire to amend the Secured Loan Agreement; and

      WHEREAS, contemporaneously with the execution of this Agreement, the Company, Diomed and the Lenders have executed and delivered the Secured Loan Agreement Amendment substantially in the form of Exhibit C; and

      WHEREAS, as a condition to their acceptance of the Second Exchange Transaction, the

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Note Purchasers require that they retain the right to rescind the Second
Exchange Transaction if the Company does not consummate an Equity Financing Transaction, which is an equity capital financing transaction that raises a minimum aggregate gross proceeds with certain express uses for such proceeds (including without limitation repayment of the Axcan Note) and is completed prior to a date certain, as set forth in Section 1(b) of this Agreement (the "Contemplated Equity Financing"), in the case of which rescission the Second Exchange Transaction shall be unwound and the Class C Notes shall be redelivered to the Note Purchasers in exchange for the Class E Notes; and

      WHEREAS, the Note Purchasers have agreed to extend the date by which the Company must consummate the Contemplated Equity Financing pursuant to the Note Purchasers' rescission rights under Section 1(b) of the First Exchange Transaction from June 30, 2003 to July 31, 2003 and (ii) waive the requirement that the Company to propose to the stockholders at its 2003 annual meeting the approval of the issuance of the Common Shares upon conversion of the Exchange Conversion Shares or the Warrant Exchange Shares and accordingly to deliver an amendment to the First Exchange Agreement, in the form attached hereto as Exhibit D.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. AGREEMENT TO CONSUMMATE THE SECOND EXCHANGE TRANSACTION; RESCISSION RIGHTS OF THE NOTE PURCHASERS.

            (a) Second Exchange Transaction. Subject to the conditions set forth below in this Agreement, the Note Purchasers and the Company and Diomed hereby jointly and severally agree as follows:

                  (i) Upon the execution of this Agreement, each Note Purchaser shall deliver to the Company originals of all of the Class C Notes, which Class C Notes shall be conditionally surrendered, subject to redelivery by the Company pursuant to Section 1(c).

                  (ii) In exchange therefor, upon the delivery the Class C Notes the Company and Diomed shall issue to each Note Purchaser the Class E Notes in an aggregate principal amount equal to the aggregate principal amount of the Class C Notes surrendered by such Note Purchaser.

                  (iii) The Company shall hold the Class C Notes delivered by the Note Purchasers until the Note Purchasers' rescission rights set forth in
Section 1(b) terminate pursuant to the terms of Section 1(b).

            (b) Rescission Rights. The Note Purchasers may rescind the Second Exchange Transaction by providing written notice with the Lenders' Approval to the Company (the "Rescission Notice") and surrendering therewith to the Company for cancellation the Class E Notes issued pursuant to Section 1(a)(ii) within five (5) days, in the case of clause (i) below, or then (10) days, in the case of clause (ii) below, after the later of the following events occurs:

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                  (i) the issuance of the Exchange Shares underlying the
Exchange Conversion Shares and the Common Shares underlying the Commitment Shares shall not have been approved by the Company's stockholders at the Company's special meeting of stockholders called for the purposes of approving the issuance of the Exchange Shares and the Common Shares and the Common Stock or Common Stock underlying the securities to be issued (directly or upon conversion or exchange) under the terms of the securities sold in the Contemplated Equity Financing; or

                  (ii) the Company shall not have consummated the Contemplated Equity Financing on or prior to July 31, 2003.

            (c) Effect of Rescission. As of the date of the Company's receipt of a Rescission Notice, the Company and Diomed shall cancel the Class E Notes, which shall thereafter no longer be outstanding and shall be null and void, and in lieu thereof the Company and Diomed shall deem the respective Note Purchasers to be the owner of a principal amount of Class C Notes held by such Note Purchaser immediately prior to the date hereof. Within three (3) Business Days after the Company's receipt of the Rescission Notice and all outstanding Class E Notes, the Company shall redeliver the Class C Notes conditionally surrendered by the Note Purchaser upon the consummation of the Second Exchange Transaction and provide and deliver such additional documentation and/or certifications as the Designated Note Purchaser may reasonably request.

      2. NOTE PURCHASERS' REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

      Each Note Purchaser represents and warrants to, and covenants and agrees with, the Company and Diomed as follows:

            (a) Each Note Purchaser is acquiring Class E Notes for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

            (b) Each Note Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and
(iv) able to afford the entire loss of its investment in the Securities.

            (c) All subsequent offers and sales of the Class E Notes by each Note Purchaser shall be made only pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states' securities laws.

            (d) Each Note Purchaser understands that the Class E Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United

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States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Note Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Note Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Note Purchasers to acquire the Class E Notes.

            (e) Each Note Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Note Purchaser. Each Note Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, each Note Purchaser has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, (2) Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2002, June 30, 2002, September 30, 2002 and March 31, 2003; (3) the current reports on Form 8-K filed with the SEC on October 22, 2002, December 30, 2002, May 15, 2002 and May 16, 2003, (4) the Company's Registration Statement on Form SB-2 which became effective on October 24, 2002, (5) the Company's prospectus on Form 424B3 filed with the SEC on October 30, 2002, and (6) the Company's Registration Statement on Form SB-2 MEF filed with the SEC on November 1, 2002 (collectively, the "SEC Documents").

            (f) Each Note Purchaser understands that its investment in the Class E Notes involves a high degree of risk.

            (g) Each Note Purchaser understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Class E Notes.

            (h) Each Note Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement have been duly and validly authorized, executed and delivered on behalf of the Note Purchaser and create a valid and binding agreement of the Note Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            (i) Such Note Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

            (j) The jurisdiction in which any offer to purchase shares hereunder was made to or accepted by such Note Purchaser is the jurisdiction shown as the Note Purchaser's address on the signature pages hereof.

            (k) Each Note Purchaser was not formed for the purpose of investing solely in the Class E Notes which may be acquired hereunder.

            (l) Each Note Purchaser is able to bear the complete loss of such Note Purchaser's investment in the Class E Notes.

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            (m) Each Note Purchaser acknowledges and agrees that the information contained in this Agreement and the personal information of the Note Purchasers contained herein, may be disclosed by the Company in its discretion, including without limitation by way of a press release, the filing with the SEC of a Form 8-K which may contain counterparts of all or certain of the Documents, and hereby grants the Company permission to make any such public disclosure of said information.

      3. COMPANY REPRESENTATIONS, ETC.

      Each of the Company and Diomed, on behalf of itself and its respective subsidiaries, jointly and severally, represents and warrants to the Note Purchasers that, except as otherwise disclosed in the Company's SEC Documents:

            (a) Concerning the Notes. There are no preemptive rights of any stockholder of the Company or Diomed to acquire the Class E Notes.

            (b) Reporting Company Status. Each of the Company and Diomed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and Diomed are each duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the American Stock Exchange (the "AMEX"). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing.

            (c) Authorized Shares. The authorized capital stock of the Company consists of 100,000,000 shares, of which 80,000,000 are shares of Common Stock, of which 29,711,749 shares are issued and outstanding as of the date of this Agreement and 20,000,000 are shares Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which forty four (44) shares, convertible into a total of 30,138,792 shares of Common Stock, are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (d) Second Exchange Agreement and Other Documents. This Agreement and the other Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company and Diomed by action of their respective Boards of Directors, and this Agreement and the other Documents will be executed and delivered at the Closing by the duly authorized officer(s) of the Company and Diomed. Each of the Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company enforceable in accordance with their respective terms, subject as to

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enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            (e) Non-contravention. The execution and delivery of the Documents by the Company and Diomed, the issuance of the Securities, and the consummation by the Company of the Second Exchange Transaction and the other transactions contemplated by the Documents do not and will not conflict with or result in a breach by the Company or Diomed of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company or Diomed, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or Diomed is a party or by which it or any of its properties or assets are bound, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Diomed or of any of its respective subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except in the case of clauses
(i) through (iv) such conflict, breach or default which would not have a Material Adverse Effect.

            (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company or Diomed is required to be obtained by the Company or Diomed for the issuance and sale of the Notes to the Note Purchasers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

            (g) SEC Filings. None of the Company's SEC Documents filed with respect to periods ending on or after February 14, 2002 contained, and to the best of the Company's knowledge, none of the Company's SEC Documents filed with respect to periods prior to February 14, 2002 contained, in either event at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since February 14, 2002 timely filed all requisite forms, reports and exhibits thereto with the SEC. The Company is not aware of any event occurring on or prior to the Closing Date or the Delivery Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such date.

            (h) Absence of Certain Changes. Since December 31, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, Diomed, or any of their respective subsidiaries. Since December 31, 2002, except as contemplated by the Documents or as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii)

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discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

            (i) Full Disclosure. No representation or warranty by the Company in this Agreement, nor in any Document delivered or to be delivered in connection with this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company, there is no information concerning the Company and its subsidiaries or their respective businesses which has not heretofore been disclosed to the Note Purchasers which could reasonably be expected to have a Material Adverse Effect.

            (j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company and its subsidiaries taken as a whole to perform its obligations under, any of the Documents. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

            (k) Absence of Events of Default. No event of default (or its equivalent term), as defined in the respective agreement to which the Company or any of its subsidiaries is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

            (l) Prior Issues; Prior Security Interests. Since May 7, 2003, the Company has not issued any convertible securities or any shares of the Common Stock or Preferred Stock. Since May 7, 2003, neither the Company, Diomed nor any of their respective subsidiaries has entered into any transactions or agreements or otherwise incurred any indebtedness that would create a security interest in the personal property of the Company or Diomed, or any of their respective subsidiaries.

            (m) No Undisclosed Liabilities or Events. Each of the Company and Diomed has no liabilities or obligations other than those set forth in the SEC Documents or incurred in the ordinary course of the Company's business since December 31, 2002, and which

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individually or in the aggregate, do not or would not have a Material Adverse
Effect. No event or circumstances has occurred or exists with respect to the Company or Diomed or their respective properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company or Diomed but which has not been so publicly announced or disclosed. Except for the transactions contemplated by the Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the board of directors or the executive officers of the Company or Diomed which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company or Diomed, each as currently in effect, with or without shareholder approval, or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

            (n) No Default. Neither the Company nor Diomed or any of the Company's other subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

            (o) No Integrated Offering. Neither the Company or Diomed nor any of their respective affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since February 14, 2002, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

            (p) Regulatory Permits. Each of the Company and Diomed has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease its respective properties and conduct its respective businesses in all material respects in the manner described in the SEC Documents and Diomed as currently being conducted. All such Permits are in full force and each of effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. Such Permits contain no restrictions that would materially impair the ability of the Company or Diomed to conduct businesses in the manner consistent with its past practices. Neither the Company nor Diomed has received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

            (q) Independent Public Accountants. The audited consolidated financial statements of the Company, including the notes thereto, included in the SEC Documents, were duly certified by independent public accountants with respect to the Company, as required by the 1933 Act and the 1933 Act Regulations.

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            (r) Internal Accounting Controls. Each of the Company and Diomed
maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (s) Tax Liabilities. The Company has filed all material federal, state and local tax reports and returns required by any law or regulation to be filed by it and such returns are accurate and complete in all material respects, except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof.

            (t) Hazardous Materials. Each of the Company, Diomed and their respective subsidiaries is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

            "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

            "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            (u) Pension Related Matters. Each employee pension plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA and to which the Company or any ERISA Affiliate has or had any obligation to contribute (a "Multiemployer Plan")) maintained by the Company or any of its ERISA Affiliates to which Section 4021(a) of ERISA applies and (a) which is maintained for employees of the Company or any of its ERISA Affiliates or (b) to which the Company or any of its ERISA Affiliates made, or was required to make, contributions at any time within the preceding five (5) years (a "Plan"), complies in all material respects, and is administered in accordance, with its terms and all material applicable requirements of ERISA and of the Internal Revenue Code of 1986 as amended (the "Tax Code") and with all material applicable rulings and regulations issued under the provisions of ERISA and the Tax Code setting forth those requirements. No "Reportable Event" or "Prohibited Transaction" (as each is defined in ERISA) or withdrawal from a Multiemployer Plan caused by the Company has occurred and no funding deficiency described in
Section 302 of ERISA caused by the Company exists with respect to any Plan or Multiemployer Plan which could have a Material Adverse Effect. The Company and each ERISA Affiliate has satisfied all of their respective funding standards applicable to such Plans and Multiemployer Plans under Section 302 of ERISA and
Section 412 of the Tax Code and the Pension Benefit Guaranty Corporation ("PBGC") has not instituted any proceedings, and there exists no event or condition caused by the Company which would constitute grounds for the institution of proceedings by PBGC, to terminate any Plan or Multiemployer Plan under Section 4042 of ERISA which could have a

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material adverse effect on the assets, financial condition, results of operation or business of a Company or any ERISA Affiliate. For purposes of the foregoing:

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations thereunder.

            "ERISA Affiliate" means any corporation, trade or business, which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

            (v) Intellectual Property. The Company and its subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its respective businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other person.

            (w) Title to Properties. Each of the Company and Diomed has good and marketable title to all its personal properties, subject to no transfer restrictions or Liens of any kind, except for Liens not prohibited by the Documents and the Axcan Lien. "Lien" means any interest in property securing any obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

      4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            (a) Covenants of the First Exchange Agreement. The Company and the Note Purchasers hereby reaffirm each of the covenants contained in Section 4(a) through 4(k) and Section 5 of the First Exchange Agreement and confirm that such covenants apply fully to the Class E Notes in lieu of the Class C Notes.

            (b) No Dividends. As long as any Class A Notes, Class B Notes, Class C or Class E Notes are outstanding, neither Diomed nor the Company shall declare, make or pay any dividends or distributions to its stockholders.

            (c) Debt Financings. While any Class E Notes are outstanding, subject to the following sentence, the Company will not enter into any Debt Financing Transaction without the Lenders' Approval. Notwithstanding the foregoing, the Company may at any time without the Lenders' Approval enter into a factoring arrangement or other accounts receivable financing.

            (d) Right of First Refusal.

                  (i) Refusal Rights. The Company hereby grants to the Note Purchasers a first right of refusal (collectively, the "Refusal Rights") to acquire any debt, equity or other securities issued or proposed to be issued by the Company in an Equity Financing Transaction which occurs after the later of
(A) the consummation of the Contemplated Equity Financing as described in
Section 1(b) and (B) July 31, 2003, and in either case continuing until all indebtedness under the Notes shall have been repaid or converted on the same terms and conditions proposed to be offered by the Company in the Equity Financing Transaction. If the Company proposes to engage in an Equity Financing Transaction at any time while the Refusal Rights are in effect, the Company shall provide written notice (an "Equity Financing Transaction Notice") to the Designated Note Purchaser, specifying with reasonable particularity the terms and conditions of, and all other material information regarding, the proposed Equity Financing Transaction, and may include therewith subscription agreements and other documents to be executed by the Note Purchasers to evidence their commitment to acquire the securities to be offered in the Equity Financing Transaction. The Designated Purchaser shall within one (1) Business Day of its receipt of an Equity Financing Transaction Notice provide copies of same to the Note Purchasers.

                  (ii) Note Purchaser Election to Exercise Refusal Rights. Each Note Purchaser shall have an option for a period of five (5) Business Days from the delivery of the Equity Financing Transaction Notice to elect to exercise its Refusal Right to purchase those securities to be offered in the Equity Financing Transaction constituting such Note Purchaser's pro rata share (based on the principal amount of Notes held by such Note Purchaser as compared with the total principal amount of Notes then outstanding) or such lesser amount of securities as the Note Purchaser may elect, in each case at the same price and subject to the same material terms and conditions as described in the Equity Financing Transaction Notice. Each Note Purchaser may exercise its Right of Refusal as aforesaid by providing written notice (the "Participating Note Purchaser Election Notice") to the Company before expiration of the five (5) Business Day period as to the amount of such securities that such Note Purchaser (each, a "Participating Note Purchaser") wishes to purchase.

                  (iii) Overallotments. If any Note Purchaser does not elect to purchase its full pro rata share of the securities to be offered in the Equity Financing Transaction pursuant to its Refusal Right within the time period set forth therein, then the Company shall promptly give written notice to the Designated Note Purchaser (the "Overallotment Notice"), which shall set forth the amount of securities not so purchased by the other Note Purchasers, and shall offer the Participating Note Purchasers the right to acquire the unsubscribed securities. The Designated Purchaser shall within one (1) Business Day of its receipt of an Overallotment Notice provide copies of same to the Participating Note Purchasers. Each Participating Note Purchaser shall have five
(5) Business Days after delivery of the Overallotment Notice to deliver a written notice to the Designated Note Purchaser and the Company (the "Participating Note Purchaser's Overallotment Election Notice") of its election to purchase its pro rata share of the unsubscribed securities on the same terms and conditions as set forth in the Equity Financing Transaction Notice.

                  (iv) Payment. The Participating Note Purchasers shall effect the purchase of the securities to be acquired by them pursuant to the exercise of their Refusal Rights with payment of the purchase price therefor by check or wire transfer, against delivery of the securities to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) Business Days after delivery by the Company to the Designated Note Purchaser of the Equity Financing Transaction Notice, unless the Equity Financing Transaction Notice contemplates a later closing with respect to the prospective third party offeree(s) in the Equity Financing Transaction or unless the Company and the Participating Note Purchasers otherwise agree.

                  (v) Termination. The Refusal Rights granted under this Section 4(d) shall terminate upon payment in full of the Class E Notes.

      5. PREPAYMENTS. Within 45 days after the end of each fiscal quarter, the Company shall pay to each Note Purchaser an amount equal to the Company's Excess Quarterly Cash Flow multiplied by a fraction, the numerator of which is the outstanding principal amount of the Class E Note of such Note Purchaser and the denominator of which is the aggregate outstanding principal amount of all Class E Notes. The amount paid to each such Note Purchaser will be paid as a partial prepayment in accordance with Section 2 of the Class E Notes.

      6. GOVERNING LAW: MISCELLANEOUS.

            (a) With respect to governing law, jurisdiction and waiver of jury trial, the parties agree as follows:

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED TO THE SECURED PARTIES UNDER THE SECURITY AGREEMENT OR THE PLEDGE AGREEMENT, OR REMEDIES THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY SHALL BE BROUGHT, AT THE DESIGNATED NOTE PURCHASER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE NOTE PURCHASERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE NOTE PURCHASERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE COMPANY AND THE NOTE PURCHASERS WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (e) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            (f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            (g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            (i) This Agreement may be amended only by the written consent of a majority in interest of the holders of the Notes and an instrument in writing signed by the Company.

            (j) This agreement and the other Documents represent the final Agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties or by prior or contemporaneous written agreements. There are no unwritten agreements among the parties.

      7. DESIGNATED NOTE PURCHASER.

            (a) Appointment and Authorization of Designated Note Purchaser. Each Note Purchaser hereby irrevocably appoints, designates and authorizes the Designated Note Purchaser to take such action on its behalf under the provisions of this Agreement and each other Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Document, the Designated Note Purchaser shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Designated Note Purchaser have or be deemed to have any fiduciary relationship with any Note Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Document or otherwise exist against the Designated Note Purchaser.

            (b) Delegation of Duties. The Designated Note Purchaser may execute any of its duties under this Agreement or any other Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Designated Note Purchaser shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

            (c) Liability of Designated Note Purchaser. The Designated Note Purchaser shall not (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Note Purchaser for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Designated Note Purchaser under or in connection with, this Agreement or any other Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Document, or for any failure of the Company or any other party to any Document to perform its obligations hereunder or thereunder.

            (d) Reliance by Designated Note Purchaser. The Designated Note Purchaser shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Designated Note Purchaser. The Designated Note Purchaser shall be fully justified in failing or refusing to take any action under any Document unless it shall first receive such advice or concurrence of the Note Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Note Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Designated Note Purchaser shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Document in accordance with a request or consent of the Note Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Note Purchasers.

            (e) Credit Decision; Disclosure of Information by Designated Note Purchaser. Each Note Purchaser acknowledges that the Designated Note Purchaser has not made any representation or warranty to it, and that no act by the Designated Note Purchaser hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Designated Note Purchaser to any Note Purchaser as to any matter, including whether the Designated Note Purchaser have disclosed material information in their possession. Each Note Purchaser represents to the Designated Note Purchaser that it has, independently and without reliance upon the Designated Note Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its subsidiaries, and all applicable laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement.

            (f) Indemnification of Designated Note Purchaser. Whether or not the transactions contemplated hereby are consummated, the Note Purchasers shall indemnify upon demand the Designated Note Purchaser (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless the Designated Note Purchaser from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Note Purchaser shall be liable for the payment to the Designated Note Purchaser of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Designated Note Purchaser's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Note Purchasers shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section
10. Without limitation of the foregoing, each Note Purchaser shall reimburse the Designated Note Purchaser upon demand for its ratable share of any costs or out-of-pocket expenses incurred by the Designated Note Purchaser in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Document, or any document contemplated by or referred to herein, to the extent that the Designated Note Purchaser is not reimbursed for such expenses by or on behalf of the Company.

            (g) Successor Designated Note Purchaser. The Designated Note Purchaser may resign as Designated Note Purchaser upon thirty (30) days notice to the Note Purchasers and to the Company. If the Designated Note Purchaser resigns under this Agreement, within fifteen (15) days after the delivery by the Designated Note Purchaser of its notice of resignation, the

Note Purchasers shall appoint a successor Designated Note Purchaser from any of the other Note Purchasers, and shall notify the Company of the identity of and contact information for such successor Designated Note Purchaser within five (5) days of such successor Designated Note Purchaser's appointment.

      8. NOTICES.

      Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

                  (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (iii) the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:            Diomed Holdings, Inc.
                    One Dundee Park
                    Andover, MA  01810
                    ATTN: President and Chief Executive Officer
                    Telecopier No. 978-475-8488

                    With a copy to:
                    McGuireWoods LLP
                    9 West 57th Street, 16th Floor
                    New York, NY  10019
                    ATTN:  William A. Newman, Esq.
                    (212) 548-2160 (Telephone)
                    (212) 548-2150 (Facsimile)

NOTE PURCHASERS:    To the Designated Note Purchaser at the following address:
                    Gibralt US, Inc.
                    2000-1177 West Hastings Street
                    Vancouver, B.C. V6E 2K3

                    With a copy to:
                    Wollmuth Maher & Deutsch, LLP
                    500 Fifth Avenue
                    New York, NY 10110
                    ATTN:  Rory M. Deutsch, Esq.
                    (212) 382-3300 (Telephone)
                    (212) 382-0050 (Facsimile)

      9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      The Company's and the Note Purchasers' representations and warranties herein shall survive for a period of fifteen (15) months after the execution and delivery of this Agreement and shall inure to the benefit of the Note Purchasers and the Company and their respective successors and assigns.

      10. FEES; EXPENSES.

      At the Closing or within forty (40) days thereafter, upon presentation by the Note Purchasers of documentation reasonably satisfactory to the Company, the Company shall pay the reasonable legal fees and expenses of one counsel incurred by the Note Purchasers in connection with their review and approval of the transactions contemplated hereby.

                            [Signature page follows.]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Note Purchasers, the Designated Note Purchaser, Diomed and the Company as of the date first set forth above.

                                         COMPANY:

                                         Diomed Holdings, Inc.

                                         By:____________________________________
                                         Name:  James A. Wylie, Jr.
                                         Title: Chief Executive Officer

                                         DIOMED:

                                         Diomed, Inc.

                                         By:____________________________________
                                         Name:  James A. Wylie, Jr.
                                         Title: Chief Executive Officer

                                         DESIGNATED NOTE PURCHASER

                                         Gibralt US, Inc.

                                         By:____________________________________
                                         Name:  Johnny Ciampi
                                         Title: Authorized Person

                                         NOTE PURCHASER

                                         Gibralt US, Inc.

                                         By:____________________________________
                                         Name:  Johnny Ciampi
                                         Title: Authorized Person

                                         NOTE PURCHASER

                                         Morris Belzberg

                                         _______________________________________
                                         Morris Belzberg

                                         NOTE PURCHASER

                                         Steven Shraiberg

                                         _______________________________________
                                         Steven Shraiberg

                                         NOTE PURCHASER

                                         Charles Diamond

                                         _______________________________________
                                         Charles Diamond

                             Exhibits and Schedules

Schedule I   DEFINITIONS AND RULES OF CONSTRUCTION

Exhibit A    FORM OF CLASS E NOTE

Exhibit B    FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

Exhibit C    FORM OF SECURED LOAN AGREEMENT AMENDMENT

Exhibit D    FORM OF AMENDMENT TO FIRST EXCHANGE AGREEMENT